                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        May 14, 1997 (February 28, 1997)



                          SCB COMPUTER TECHNOLOGY, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 Tennessee                                  0-27694                        62-1201561
---------------------------------------------          ----------------------          ------------------
(State or other jurisdiction of incorporation)        (Commission File Number)          (I.R.S. Employer
                                                                                       Identification No.)


1365 West Brierbrook Road, Memphis, Tennessee                    38138
---------------------------------------------                 -----------
  (Address of principal executive offices)                     (Zip Code)



       Registrant's telephone number, including area code: (901) 754-6577



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         This Current Report on Form 8-K/A amends and supersedes "Item 7. Financial Statements and Exhibits" of the Registrant's Current Report on Form 8-K, dated March 14, 1997.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
--------------------------------------------------------------------------------


(a) and (b)  Financial Statements of Business Acquired and Pro Forma Financial
             Information.

         Independent Auditor's Report
         Balance Sheet at September 30, 1996
         Statement of Income and Retained Earnings for the year ended September
            30, 1996
         Statement of Cash Flows for the year ended September 30, 1996
         Notes to Financial Statements

         Unaudited Pro Forma Combined Financial Information as of January 31,
            1997 and for the nine months ended January 31, 1997, and for the fiscal year ended April 30, 1996
         Unaudited Pro Forma Combined Balance Sheet for the nine months ended
            January 31, 1997
         Unaudited Pro Forma Combined Statement of Operations for the nine months ended January 31, 1997
         Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended April 30, 1996
         Notes to Unaudited Pro Forma Combined Financial Information

(c)      Exhibits.  See Exhibit Index following signature page.

------------------

                          INDEPENDENT AUDITOR'S REPORT



To the Stockholders and Board of Directors of Technology Management Resources, Inc.
Omaha, Nebraska:

We have audited the accompanying balance sheet of Technology Management Resources, Inc. as of September 30, 1996, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technology Management Resources, Inc., as of September 30, 1996, and the results of its operations and its cash flows the year then ended in conformity with generally accepted accounting principles.


                                       Seim, Johnson, Sestak & Quist, LLP

Omaha, Nebraska,
April 18, 1997.

                      TECHNOLOGY MANAGEMENT RESOURCES, INC.
                                  BALANCE SHEET
                               SEPTEMBER 30, 1996

ASSETS

Current assets:
         Cash                                                              $  290,694
         Accounts receivable, net of allowance for doubtful
                  accounts of $59,100                                         854,856
         Prepaid insurance                                                      3,331
                                                                           ----------
                  Total current assets                                      1,148,881
         Property and equipment, net                                           36,081
         Income tax deposit                                                    40,313
                                                                           ----------
                            Total assets                                   $1,225,275
                                                                           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Accounts payable                                                  $  124,990
         Accrued expenses:
                  Payroll and taxes                                           163,705
                  Bonuses                                                      71,000
                  Vacation                                                     70,519
                  Worker's compensation insurance                               9,592
                                                                           ----------
                           Total current liabilities                          439,806
                                                                           ----------

Stockholders' equity:
         Common stock, Class A voting, $1.00 par value, 500 shares
                  authorized, 34 shares issued and outstanding                     34
         Common stock, Class B nonvoting, $1.00 par value, 500 shares
                  authorized, 66 shares issued and outstanding                     66
         Additional paid-in capital                                             3,770
         Retained earnings                                                    781,599
                                                                           ----------
                     Total stockholders' equity                              785,469
                                                                           ----------
                           Total liabilities and stockholders' equity      $1,225,275
                                                                           ==========

                        See notes to financial statements

                      TECHNOLOGY MANAGEMENT RESOURCES, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1996



REVENUES                                                            $3,931,615
COST OF SERVICES                                                     2,560,507
                                                                    ----------
         Gross profit                                                1,371,108
OPERATING EXPENSES                                                     462,533
NET INCOME                                                             908,575
RETAINED EARNINGS, beginning of period                                 445,979
CASH DISTRIBUTIONS                                                    (572,955)
                                                                    ----------
RETAINED EARNINGS, end of year                                      $  781,599
                                                                    ==========


                        See notes to financial statements

                      TECHNOLOGY MANAGEMENT RESOURCES, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income                                                        $ 908,575
         Adjustments to reconcile net income to net cash provided by operating activities:
                  Depreciation and amortization                               15,231
                  (Increase) in trade receivables                           (484,681)
                  (Increase) in prepaid insurance                               (831)
                  Increase in accounts payable                                52,662
                  Increase in accrued expenses                                98,653
                                                                           ---------
                           Net cash provided by operating activities         589,609
                                                                           ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase of property and equipment                                  (23,822)
                                                                           ---------
                  Net cash used by investing activities                      (23,822)
                                                                           ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Cash distributions paid                                            (572,955)
                                                                           ---------
                  Net cash used by financing activities                     (572,955)
                                                                           ---------

NET INCREASE IN CASH                                                          (7,168)
CASH - Beginning of year                                                     297,862
                                                                           ---------
CASH - End of year                                                         $ 290,694
                                                                           =========


                        See notes to financial statements

                      TECHNOLOGY MANAGEMENT RESOURCES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1996


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Nature of Business

                  The Company, located in Omaha, Nebraska, derives all of its revenues from providing child support services including information technology consulting, outsourcing and professional staffing services under contracts and for others throughout the United States, and grants credit to clients in these areas.

         B.       Concentrations of Credit Risk

                  For the year ended September 30, 1996, the Company had contract sales of $2,447,000 to a single client and contract receivables of $587,800 from this client at September 30, 1996. A material decrease in services provided to this client could have a materially adverse impact on the Company's operating results. All major contracts of the Company contain a cancellation for convenience clause.

                  Additionally, the Company maintained a deposit in the amount of $371,350, in a major financial institution which exceeds Federal Depository Insurance limits. Management believes the credit risk related to this deposit is minimal.

         C.       Contract Revenue and Costs

                  The Company recognizes revenues as professional services are performed.

         D.       Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         E.       Property and Equipment

                  Property and equipment is stated at cost. Depreciation and amortization are computed using accelerated methods over the estimated useful lives of the assets. Property and equipment as of September 30, 1996 are as follows:

                  Office equipment                                 $  62,580
                  Vehicles                                            19,800
                                                                   ---------
                                                                      82,380
                       Less accumulated depreciation                 (46,299)
                                                                   ---------
                                                                      36,081
                                                                   =========

         F.       Income Taxes

                  The Company, with the consent of its stockholders, has elected to be taxed under sections of federal and state income tax law, which provides that, in lieu of corporation income taxes, the stockholders separately account for their prorata share of the Company's items of income, deductions, losses, and credits. As a result, no provision for income taxes is provided for in these financial statements.

                  Also, no provision has been made for any amounts which may be advanced or paid as distributions to the stockholders in the future to assist them in paying their personal income taxes on the income of the Company.

                  The Company has elected under the Internal Revenue Code to retain a September 30 fiscal year end. Accordingly, the Company is required to make deposits to the Internal Revenue Service. Deposits in the amount of $40,313 have been made as of September 30, 1996. An additional tax deposit of approximately $36,800 will be due during the ensuing year.

(2)      LEASE

         The Company leases office and apartment space under operating leases. The office lease expires in 1998. Rent paid under operating leases was $34,100 for the year ended September 30, 1996.

         Minimum annual rentals from noncancelable leases for the years subsequent to September 30, 1996 are as follows:

                     1997                       $ 27,600
                     1998                       $ 18,400
                                                --------
                                                $ 46,000
                                                ========

(3)      PROFIT-SHARING PLAN

         The Company has a qualified profit-sharing plan which covers all employees who meet eligibility requirements. The Company's contribution to the plan, as determined by the Board of Directors, is discretionary but may not exceed 15% of the annual aggregate compensation paid to all participating employees. The Company did not make a contribution for 1996.

(4)      SUBSEQUENT EVENTS

         On February 28, 1997, SCB Computer Technology, Inc. (SCB), through a wholly owned subsidiary, TMR Acquisition, Inc., acquired the assets, excluding cash and income tax deposit, and assumed certain identified liabilities of Technology Management Resources, Inc. for $8,500,000 in cash. As additional purchase price, up to $4,000,000, payable in shares of common stock of SCB, may be paid to the Company based on the growth in the business's revenues and earnings for the years ending April 30, 1998, 1999 and 2000.

         In connection with and as a condition to the sale, the former owners entered into employment agreements through April 30, 2000. The employment agreements contain a covenant not-to-compete with the buyer for two years following the termination of employment.

         Subsequent to September 30, 1996, cash contributions totaling $803,000 were made to the stockholders.

               Unaudited Pro Forma Combined Financial Information
 As of January 31, 1997 and for the nine months ended January 31, 1997 and for the fiscal year ended April 30, 1996



                     SCB Computer Technology, Inc. (SCB) and
                  Technology Management Resources, Inc. (TMRI)


The following unaudited pro forma combined financial information presents the pro forma effect of the acquisition of TMRI by SCB on SCB's historical financial position and results of operations using the purchase method of accounting. TMRI's fiscal year ends September 30. In presenting the acquisition on a pro forma basis, TMRI's financial statements for the twelve months ended April 30, 1996 and for the nine months ended January 31, 1997 were combined with SCB's financial statements for the same periods and such information is adjusted as if the acquisition had been consummated on May 1, 1995. The pro forma combined balance sheet as of January 31, 1997 is presented as if the acquisition had occurred on January 31, 1997. The pro forma combined financial information has been prepared and included as required by the rules and regulations of the Securities and Exchange Commission and does not purport to be indicative of the results that actually would have been obtained if the acquisition had been effected on the dates indicated or of the results which may be obtained in the future.

Results of operations for TMRI will be included in the consolidated results of operations in future statements only from February 28, 1997, the date of the purchase acquisition.

     SCB Computer Technology, Inc. and Technology Management Resources, Inc.

                   Unaudited Pro Forma Combined Balance Sheet


                                              HISTORICAL
                                    --------------------------------
                                          SCB           TECHNOLOGY
                                        COMPUTER        MANAGEMENT                        PRO FORMA
                                    TECHNOLOGY, INC.  RESOURCES, INC.                      COMBINED
                                     JANUARY 31,       JANUARY 31,      PRO FORMA         JANUARY 31,
                                          1997            1997         ADJUSTMENTS           1997
                                    ---------------   --------------  ------------        ----------
ASSETS
Current assets:
     Cash and cash equivalents:
         Cash                        $    458,424     $   411,394     $  (411,394)(b)     $  458,424
         Securities purchased under
           agreement to resell          1,600,000            --              --             1,600,000
         Marketable securities         18,580,000            --        (8,500,000)(b)      10,080,000

     Accounts receivable:
         Trade                          8,832,328         808,997                           9,641,325
         Related parties                   19,574         202,620        (202,620)(b)          19,574
     Prepaid expenses                     182,362           1,520                             183,882
     Inventory                              4,126            --              --                 4,126
     Deferred federal and state
       income tax                         200,160            --                               200,160
                               ----------------------------------------------------------------------
Total current assets                   29,876,974       1,424,531      (9,114,014)         22,187,491

Fixed assets:
     Buildings                          1,357,980            --              --             1,357,980
     Furniture, fixtures, and
       equipment                        1,481,685          30,897         (11,897)(b)       1,500,685
     Accumulated depreciation            (744,583)           --              --              (744,583)
                               ----------------------------------------------------------------------
                                        2,095,082          30,897         (11,897)          2,114,082
     Land                                 444,670            --              --               444,670
                               ----------------------------------------------------------------------
                                        2,539,752          30,897         (11,897)          2,558,752
Goodwill                                     --              --         8,356,760 (b)       8,356,760
Other                                     297,328          50,907         (50,907)(b)         297,328
                               ----------------------------------------------------------------------
Total assets                         $ 32,714,054     $ 1,506,335     $  (820,058)       $ 33,400,331
                               ======================================================================


     SCB Computer Technology, Inc. and Technology Management Resources, Inc.

                   Unaudited Pro Forma Combined Balance Sheet

                                                       HISTORICAL
                                              --------------------------------
                                                    SCB          TECHNOLOGY
                                                 COMPUTER        MANAGEMENT                       PRO FORMA
                                              TECHNOLOGY, INC. RESOURCES, INC.                     COMBINED
                                                 JANUARY 31,       JANUARY 31,    PRO FORMA       JANUARY 31,
                                                    1997            1997         ADJUSTMENTS         1997
                                              ---------------  --------------    ------------     -----------
LABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
         Accounts payable-trade                  $   565,657     $  221,013       $               $   786,670
         Accrued and withheld payroll
           taxes, insurance, and payroll
           deductions                                320,802         63,100                           383,902
         Accrued vacation                            465,490         76,014                           541,504
         Other accrued expenses                      798,532        250,150         76,000(b)       1,124,682
         Accrued federal and state
           income taxes                              147,361           --                             147,361
                                            -----------------------------------------------------------------
Total current liabilities                          2,297,842        610,277         76,000          2,984,119

Long-term liabilities:
     Deferred federal and state income
       tax                                            82,761           --                              82,761
                                            -----------------------------------------------------------------
                                                      82,761           --                              82,761
                                            -----------------------------------------------------------------
Total liabilities                                  2,380,603        610,277         76,000          3,066,880

SHAREHOLDERS' EQUITY:
     Preferred stock, no par value-
       authorized 1,000,000 shares,
       none issued
     Common stock-20,000,000 shares
       of $.01 par value authorized and
       7,015,583 shares issued and out-
       standing at January 31, 1997                   74,771            100           (100)(b)         74,771
     Additional paid-in capital                   23,834,147          3,770         (3,770)(b)     23,834,147


     Retained earnings                             6,424,533        892,188       (892,188)(b)      6,424,533
                                            -----------------------------------------------------------------
     Total shareholders' equity                   30,333,451        896,058       (896,058)        30,333,451
                                            -----------------------------------------------------------------
Total liabilities and shareholders'
   equity                                        $32,714,054     $1,506,335    $  (820,058)       $33,400,331
                                            =================================================================


See accompanying notes.

     SCB Computer Technology, Inc. and Technology Management Resources, Inc.

              Unaudited Pro Forma Combined Statement of Operations


                                                           HISTORICAL
                                                 ---------------------------------
                                                       SCB          TECHNOLOGY
                                                    COMPUTER         MANAGEMENT                       PRO FORMA
                                                 TECHNOLOGY, INC.  RESOURCES, INC.                     COMBINED
                                                   NINE MONTHS      NINE MONTHS                       NINE MONTHS
                                                      ENDED            ENDED                             ENDED
                                                    JANUARY 31,     JANUARY 31,       PRO FORMA       JANUARY 31,
                                                       1997             1997         ADJUSTMENTS          1997
                                                 ---------------    --------------   -----------      -----------
Revenue                                             $46,656,248      $3,630,833                       $50,287,081
Cost of services                                     33,865,981       2,286,105                        36,152,086
                                                -----------------------------------------------------------------
     Gross profit                                    12,790,267       1,344,728                        14,134,995

Compensation-key executives                             550,000            --                             550,000
Selling, general and administrative
     expenses                                         6,933,482         424,639        308,000 (c)      7,666,121
                                                -----------------------------------------------------------------
Total operating expenses                              7,483,482         424,639        308,000          8,216,121
                                                -----------------------------------------------------------------
     Income from operations                           5,306,785         920,089       (308,000)         5,918,874

Other income (expense), net                             685,150            --                             685,150
                                                -----------------------------------------------------------------
     Income before income taxes                       5,991,935         920,089       (308,000)         6,604,024

Income tax expense                                    2,214,605            --          340,000(d)       2,554,605
                                                -----------------------------------------------------------------
     Net income                                     $ 3,777,330      $  920,089      $(648,000)       $ 4,049,419
                                                =================================================================

     Net income per share                           $       .50      $ 9,200.89                       $       .54
                                                =================================================================

Weighted average number of
     common and common
     equivalent shares outstanding                    7,514,870             100           (100)(a)      7,514,870
                                                =================================================================


     SCB Computer Technology, Inc. and Technology Management Resources, Inc.

              Unaudited Pro Forma Combined Statement of Operations


                                                           HISTORICAL
                                                 ---------------------------------

                                                       SCB            TECHNOLOGY
                                                    COMPUTER          MANAGEMENT                        PRO FORMA
                                                 TECHNOLOGY, INC.   RESOURCES, INC.                      COMBINED
                                                    YEAR ENDED       YEAR ENDED                         YEAR ENDED
                                                     APRIL 30,        APRIL 30,       PRO FORMA          APRIL 30,
                                                       1996             1996         ADJUSTMENTS            1996
                                                 ---------------    --------------   -----------        -----------
Revenue                                            $ 56,023,871     $  3,253,320                        $ 59,277,191
Cost of services                                     39,508,422        2,200,070                          41,708,492
                                           -------------------------------------------------------------------------
     Gross profit                                    16,515,449        1,053,250                          17,568,699

Compensation-key executives                           3,764,840               --                           3,764,840
Selling, general and administrative
     expenses                                         9,580,223          322,035         411,000 (c)      10,313,258
                                           -------------------------------------------------------------------------
Total operating expenses                             13,345,063          322,035         411,000          14,078,098
                                           -------------------------------------------------------------------------
     Income from operations                           3,170,386          731,215         (411,000)         3,940,601

Other income (expense), net                            (26,928)               --                            (26,928)
                                           -------------------------------------------------------------------------
     Income before income taxes                       3,143,458          731,215         (411,000)         3,463,673

Income tax expense                                    1,373,139               --          319,000 (d)      1,692,139
                                           -------------------------------------------------------------------------
     Net income                                    $  1,770,319     $    731,215       $ (730,000)      $  1,771,534
                                           =========================================================================

     Net income per share                          $        .28     $   7,312.15                        $        .28
                                           =========================================================================

Weighted average number of
     common and common
     equivalent shares outstanding                    6,222,343              100            (100)(a)       6,222,343
                                           =========================================================================


                 SCB Computer Technology, Inc. and Subsidiaries

           Notes to Unaudited Pro Forma Combined Financial Information


THE FOLLOWING PRO FORMA ITEMS ARE REFLECTED IN THE ACCOMPANYING UNAUDITED PRO FORMA COMBINED BALANCE SHEET AND STATEMENTS OF OPERATIONS.

     (a) Pro forma net income per common and common equivalent share was computed by dividing pro forma net income by the pro forma combined weighted average number of common and common equivalent shares outstanding.

     (b) Adjustments to reflect the purchase and purchase price adjustments associated with SCB's acquisition of TMRI. On February 28, 1997, SCB acquired certain assets and liabilities of TMRI for $8,500,000 cash. The allocation of the purchase price will include approximately $8,210,000 to goodwill, representing the excess of cost over the fair value of the net assets acquired. The goodwill will be amortized over a period of 20 years. In addition, up to $4,000,000 payable in shares of SCB common stock may be paid to TMRI as additional purchase price based on the growth in the acquired company's revenues and earnings in fiscal years ending April 30, 1998, 1999 and 2000 which could result in additional goodwill being recorded in those periods.

     (c) Adjustment to reflect the increase in amortization expense relating to the goodwill recorded in purchase accounting in conjunction with SCB's acquisition of TMRI. The goodwill will be amortized by the Company over its estimated life of 20 years.

     (d) Adjustment to recognize the effect of the income tax expense for TMRI as if it had been subject to taxation as a C Corporation versus an S Corporation. As a result of TMRI being a subchapter S Corporation, any tax liabilities prior to the acquisition were the responsibility of the individual TMRI shareholders.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SCB COMPUTER TECHNOLOGY, INC.


Date:    May 14, 1997                     By: /s / Gordon L. Bateman
                                              ------------------------------
                                              Gordon L. Bateman
                                              Executive Vice President of
                                              Finance and Administration and
                                              Chief Financial Officer





HORN/0523497

                                  EXHIBIT INDEX

  No.                                   Exhibit
 -----        ---------------------------------------------------------------------------------------
   2          Asset Purchase Agreement by and among SCB Computer Technology, Inc., TMR
              Acquisition, Inc., Technology Management Resources, Inc., and the shareholders thereof, dated as of February 28, 1997 (incorporated by reference to Exhibit 2.2 of the Company's registration statement on Form S-3, Registration No. 333-22869)